UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26,2021

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BRKS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of the stockholders of Brooks Automation, Inc. (the “Company”) was held on January 26, 2021. The stockholders elected each of the Company’s nominees for director; approved, by a non-binding advisory vote, the overall compensation of the Company’s named executive officers; approved the Company’s 2020 Equity Incentive Plan and, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the 2021 fiscal year. The proposals below are described in detail in the Company’s definitive proxy statement dated December 15, 2020. The results are as follows:

1.	Election of Directors

	For	Withhold	Broker Non-Votes
Robyn C. Davis	66,384,910	176,629	3,210,237
Joseph R. Martin	64,745,491	1,816,048	3,210,237
Erica J. McLaughlin	66,390,927	170,612	3,210,237
Krishna G. Palepu	64,608,273	1,953,266	3,210,237
Michael Rosenblatt	66,381,478	180,061	3,210,237
Stephen S. Schwartz	65,663,398	898,141	3,210,237
Alfred Woollacott, III	64,745,967	1,815,572	3,210,237
Mark S. Wrighton	65,311,778	1,249,761	3,210,237
Ellen M. Zane	66,260,359	301,180	3,210,237

2.	Approval, by a non-binding advisory vote, of the overall compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
66,268,061	254,028	39,450	3,210,237

3.	Approval of the Company’s 2020 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
64,902,427	1,616,530	42,582	3,210,237

4.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered accounting firm for the 2021 fiscal year

For	Against	Abstain	Broker Non-Votes
69,704,574	49,777	17,425	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: January 28, 2021	Jason W. Joseph
Senior Vice President, General Counsel and Secretary